Exhibit 10.11

EXECUTION VERSION

PLEDGE AGREEMENT

dated as of August 15, 2008

between

ALLEGHENY ENERGY TRANSMISSION, LLC,

as Pledgor,

and

UNION BANK OF CALIFORNIA, N.A.,

as Collateral Agent

i

Schedule 1.01 -	Knowledge
Schedule 2.02 -	Initial Pledged Stock and Any Other Pledged Securities
Schedule 3.08 -	Litigation

ii

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of August 15, 2008 is made and entered into by Allegheny Energy Transmission, LLC, a Delaware limited liability company (the “Pledgor”), in favor of UNION BANK OF CALIFORNIA, N.A., as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties under the Credit Agreement, as defined below.

W I T N E S S E T H:

WHEREAS, the Pledgor legally and beneficially owns 100% of the issued and outstanding capital stock of Trans-Allegheny Interstate Line Company, a Maryland and Virginia corporation (the “Borrower”), as set forth on Schedule 2.02 hereto (the “Initial Pledged Stock”);

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Citibank N.A., as administrative agent, the Collateral Agent, BNP Paribas, as issuing bank, the lenders party thereto from time to time (the “Lenders”), and Citigroup Global Markets Inc. and BNP Paribas Securities Corp., as joint lead arrangers and joint book managers, the Lenders and issuing banks will make loans to, issue letters of credit for the account of, and otherwise extend credit to, the Borrower on the terms and conditions set forth therein;

WHEREAS, it is a condition precedent to the obligations of the Lenders and the other Secured Parties to extend credit under the Credit Agreement that the Pledgor execute and deliver this Agreement;

WHEREAS, the Pledgor will derive substantial benefit from the transactions contemplated by the Credit Agreement; and

WHEREAS, in consideration of the extensions of credit as set forth in the Credit Agreement, the Pledgor has agreed to enter into this Agreement to secure all Obligations under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and to induce the Secured Parties to enter into the Credit Agreement and the other Financing Documents, the Pledgor hereby agrees with the Collateral Agent as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. Unless otherwise defined herein, capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement. Terms defined in the Uniform Commercial Code, as in effect in the State of New York from time to time (the “UCC”), which are not otherwise defined in this Agreement or in the Credit Agreement are used in this Agreement as defined in the UCC. As used herein, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Agreement” has the meaning set forth in the preamble.

“Borrower” has the meaning set forth in the recitals.

“Collateral” has the meaning set forth in Section 2.01.

“Collateral Agent” has the meaning set forth in the preamble.

“Credit Agreement” has the meaning set forth in the recitals.

“Financing Statements” shall mean all financing statements, continuation statements, recordings, filings or other instruments of registration necessary or appropriate to perfect a Lien by filing in any appropriate filing or recording office in accordance with the UCC or any other relevant applicable law.

“Initial Pledged Stock” has the meaning set forth in the recitals.

“Knowledge” means the actual knowledge of the officers of the Pledgor listed on Schedule 1.01 or any of their successors.

“Lenders” has the meaning set forth in the recitals.

“Pledged Securities” has the meaning set forth in Section 2.02.

“Pledged Stock” has the meaning set forth in Section 2.01.

“Pledgor” has the meaning set forth in the preamble.

“Pledgor Permitted Liens” means the types of Liens described in clauses (a) through (e) of the definition of “Permitted Liens” set forth in the Credit Agreement.

“Secured Obligations” means “Obligations” as such term is defined in the Credit Agreement including all obligations of the Borrower under the Credit Agreement and all obligations of the Pledgor hereunder.

Section 1.02. Rules of Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the rules of interpretation set forth in Section 1.02 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.

ARTICLE II

COLLATERAL

Section 2.01. Grant of Security Interest. As collateral security for the payment and performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby pledges, assigns, hypothecates, transfers, sets over and delivers unto the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of the Pledgor’s right, title and interest in, to and under (a) the Initial Pledged Stock, (b) all other Equity Interests of the Borrower now or hereafter owned by the Pledgor (together with the Initial Pledged Stock, the “Pledged Stock”), (c) all cash and non-cash dividends, distributions, securities, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of, in exchange for, or upon the conversion of, the Pledged Stock and other property referred to in clauses (a) and (b) above, (d) all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a) through (c), and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively called (the “Collateral”).

Section 2.02. Delivery of Certificates and Instruments. Upon delivery thereof to the Collateral Agent, any stock certificates or other securities shall be accompanied by stock powers or instruments of transfer or assignment, each duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request in order to perfect its Lien on the Collateral. Each delivery of Pledged Stock or other securities (including the Initial Pledged Stock) included in the Collateral (collectively, the “Pledged Securities”) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule 2.02 and made a part hereof. Each schedule so delivered, after approval by the Collateral Agent, shall supersede any prior schedules so delivered. The Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral, including all such items (whether now owned or hereafter acquired) which are required to be pledged to the Collateral Agent at any time hereafter under this Agreement or pursuant to the Credit Agreement.

Section 2.03. Registration in Nominee Name; Denominations. The Collateral Agent shall have the right (in its sole and absolute discretion) to register the Pledged Securities in its own name as pledgee, or the name of its nominee (as pledgee) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. The Collateral Agent shall at all times have the right to exchange the certificates or instruments representing the Pledged Securities for certificates or instruments of smaller or larger denominations for any purposes consistent with this Agreement.

Section 2.04. Irrevocable Proxy; Voting Rights.

(a) For so long as this Agreement and the pledge and security interest created hereby remain in effect, and whether or not the Collateral or any of the Pledged Securities has been transferred into the name of the Collateral Agent or its nominee, the Pledgor hereby grants to the Collateral Agent a present, irrevocable proxy, coupled with an interest, and hereby constitutes and appoints the Collateral Agent as the Pledgor’s proxy with full power, in the same manner, to the same extent and with the same effect as if the Pledgor were to do the same, to exercise all voting, consenting, corporate and other rights accruing to the Pledgor as owner of the Collateral or any part thereof, or arising out of or otherwise pertaining to the Collateral, and whether at any meeting of shareholders of the Borrower or in the absence of any such meeting or otherwise, and any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Borrower, or upon the exercise by the Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. As further assurance of the proxy granted hereby, the Pledgor shall from time to time execute and deliver to the Collateral Agent, all such additional written proxies and other instruments as the Collateral Agent shall reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise hereunder. The Pledgor hereby revokes any proxy or proxies heretofore given by the Pledgor to any person or persons whatsoever and agrees not to give any other proxies in derogation hereof (except in connection with a Permitted Refinancing) until this Agreement is no longer in full force and effect as hereinafter provided. Notwithstanding the preceding present grant of an irrevocable proxy, the Collateral Agent may not exercise such proxy or any other proxy or instrument related thereto (and any such exercise in violation of this sentence shall be null and void) until the occurrence, and during the continuance, of an Event of Default.

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to dividends, interest and principal which the Pledgor is authorized to receive pursuant to Section 2.06(c) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, who shall have the sole and exclusive right and authority to receive and retain such dividend, interest and principal payments. All dividends, interest and principal payments which are received by the Pledgor contrary to the provisions of this Section 2.04 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be immediately delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 2.04 shall be deposited by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and such money or other property and interest thereon shall be applied in accordance with the provisions of Section 4.01 hereof.

(c) Upon the occurrence and during the continuance of an Event of Default, and whether or not the Collateral shall have been registered in the name of the Collateral Agent or a nominee or shall remain registered in the name of the Pledgor, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.06(a) shall cease, and the Collateral Agent may, during such time, fully exercise, to the exclusion of the Pledgor, the proxy granted to it in Section 2.04(a).

(d) The Pledgor hereby authorizes and instructs the Borrower, without any other or further instruction from the Pledgor, to comply with any written instruction received by it from the Collateral Agent that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms and provisions of this Agreement, including any such instruction directing payment of any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent. The Pledgor hereby agrees and confirms that the Borrower shall be fully protected in compliance with this Section 2.04(d).

Section 2.05. Collateral Agent Appointed Attorney-in-Fact.

(a) The Pledgor hereby appoints the Collateral Agent the attorney-in-fact of the Pledgor for the purposes of carrying out the provisions of this Agreement or taking any action or executing any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, however, that the Collateral Agent shall not exercise any of the aforementioned (or hereafter mentioned in this paragraph) rights unless an Event of Default shall have occurred and is continuing, and any such exercise by the Collateral Agent in violation of this proviso shall be null and void. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under or by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor constituting Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken by the Collateral Agent or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Collateral Agent.

(b) If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may (but shall not be required to) itself perform, or cause performance of, such agreement and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 5.04.

(c) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 2.06. Certain Rights of Pledgor. Subject to Sections 2.04 and 2.05, and so long as no Event of Default has occurred and is continuing, the following provisions shall be applicable:

(a) The Pledgor shall be entitled to exercise any and all voting rights and other consensual rights accruing to it as the owner of Pledged Securities for any purpose consistent with the terms of this Agreement and the other Financing Documents.

(b) The Collateral Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (a) above and to receive the cash payments it is entitled to receive pursuant to clause (c) below.

(c) The Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of this Agreement and the Credit Agreement. All payments, dividends and distributions made on or in respect of the Pledged Securities in violation of the preceding sentence, whether paid or payable in cash, securities or other property, and whether (x) resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the Borrower, (y) in connection with a partial or total liquidation or dissolution of the Borrower or (z) received in exchange for or in redemption of the Pledged Securities or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Borrower may be a party or otherwise, shall be and become part of the Collateral and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

Section 2.07. Certain Provisions Regarding the Collateral Agent.

(a) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for similar types of transactions. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. The Collateral Agent may employ agents and experts to advise it in connection with the performance of its duties under this Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents and experts employed by it shall be responsible to the Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as determined by the final non-appealable judgment of a court of competent jurisdiction.

Section 2.08. Effective as a Financing Statement. This Agreement shall also be effective as a Financing Statement covering any Collateral and may be filed in any appropriate filing or recording office. A photographic, facsimile or other reproduction of this Agreement or of any Financing Statement relating to this Agreement shall be sufficient as a Financing Statement for any of the purposes referred to in the preceding sentence. Without limiting the foregoing, the Pledgor authorizes the Collateral Agent to file (but the Collateral Agent shall not be so obligated to file) such Financing Statements in such offices as are or shall be necessary or as the Collateral Agent may determine to be appropriate to create, perfect and establish the priority of the Liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the Liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; COVENANTS

The Pledgor hereby represents, warrants and covenants to and with the Collateral Agent that:

Section 3.01. Organization; Power and Authority. The Pledgor is duly organized, validly existing and in good standing under the laws of Delaware. The Pledgor is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by law, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The Pledgor has the limited liability company power and authority to own or lease its properties and conduct its business. The Pledgor has the requisite limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the provisions thereof.

Section 3.02. Authorization; No Conflict.

(a) The execution, delivery and performance of the Transaction Documents to which the Pledgor is a party have been duly authorized by all necessary limited liability company action on the part of the Pledgor, and each such Transaction Document constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by the Pledgor of each of the Transaction Documents to which it is a party will not (i) except as could not reasonably be expected to result in a Material Adverse Effect, contravene, result in any breach of, or constitute a default under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Pledgor is bound or by which the Pledgor or any of its properties may be bound or affected, (ii) result in the creation of any Lien in respect of any property of the Pledgor (other than Pledgor Permitted Liens), (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Pledgor, (iv) except as could not reasonably be expected to result in a Material Adverse Effect, violate any provision of any Legal Requirement applicable to the Pledgor.

Section 3.03. Valid Security Interest. The Pledgor has acquired the Pledged Stock pledged by it hereunder for value and without notice of any adverse claim to the Pledged Stock; the Pledged Stock includes that percentage as set forth on Schedule 2.02 of the issued and outstanding shares of each class of the equity interests of the Borrower. All the shares of the Pledged Stock have been duly authorized and validly issued and are fully paid and non-assessable.

Section 3.04. Title.

(a) The Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule 2.02, (ii) holds and will so hold the same free and clear of all Liens and of all other rights or options in favor of, or claims of, any other person (other than Pledgor Permitted Liens), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or Lien on, or grant any option with respect to, the Collateral or enter into any agreement or undertaking restricting the right of the Pledgor or the Collateral Agent to sell, assign or transfer any of the Collateral, other than pursuant hereto, (iv) will cause all securities included within the Collateral to be certificated securities, and (v) will cause any and all certificates, instruments or other documents representing or evidencing Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder.

(b) The Pledgor (i) has the limited liability company power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Pledgor Permitted Liens) and claims, however arising, of any Person.

Section 3.05. Consents. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Pledgor of the Transaction Documents to which it is a party, or is necessary to the validity of the pledge effected hereby or the consummation of the transactions contemplated by such Transaction Documents, other than the filing of UCC financing statements in the appropriate jurisdictions.

Section 3.06. Enforceable Lien. The provisions of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid, and enforceable Lien on and security interest in all of the Collateral purported to be covered hereby, and all necessary and appropriate recordings and filings have been made in all necessary and appropriate public offices, and all other necessary and appropriate action has been taken, so that this Agreement creates a perfected first priority Lien (subject to Pledgor Permitted Liens) on and security interest in all right, title, estate and interest of the applicable obligor in the Collateral secured hereby, as security for the payment and performance of the Secured Obligations, free and clear of prior and superior to, all other Liens or other adverse claims (subject to Pledgor Permitted Liens).

Section 3.07. Certain Payments on Pledged Securities. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of the Borrower shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of the Borrower or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of the Pledgor, as additional collateral security for the Secured Obligations.

Section 3.08. Litigation. Except as set forth on Schedule 3.08, there are no actions, suits or proceedings pending, or to the Knowledge of the Pledgor, threatened in writing against the Pledgor or the Collateral in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Pledgor’s ability to grant the Liens on the Collateral intended to be granted hereby or otherwise perform its material obligations hereunder.

Section 3.09. Other Financing Statements. There is no Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, except Financing Statements filed or to be filed in respect of and covering the Liens granted hereby by the Pledgor.

Section 3.10. Chief Executive Office. Etc.

(a) The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Collateral is located at:

Allegheny Energy, Inc.

800 Cabin Hill Drive

Greensburg, PA 15601-1689

Attn: Barry E. Pakenham

Tel: 724-838-6366

Fax: 724-830-5080

(b) The Pledgor has not, within the period of twelve months prior to the date hereof, (i) changed its location (as defined in Section 9-307(a) of the UCC), (ii) changed its name or (iii) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC).

(c) The Pledgor’s organizational identification number is FEIN 20-5763884.

(d) The Pledgor shall promptly notify the Collateral Agent of any new location for its chief executive office. The Pledgor shall describe such new location and shall take all action necessary in connection therewith to maintain the Liens of the Collateral Agent in the Pledge Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

(e) The Pledgor shall not change its name until (i) it has given to the Collateral Agent not less than 10 days’ prior written notice of its intention to do so, specifying such new name, and (ii) with respect to such new name, it shall have taken all action reasonably necessary to maintain the Liens of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

Section 3.11. Investment Company Act. The Pledgor is not an “investment company” as defined in, or subject to regulation as an “investment company” under, the Investment Company Act of 1940, as amended.

Section 3.12. Maintenance of Existence. The Pledgor shall at all times preserve and keep in full force and effect its corporate existence, and the Pledgor shall at all times preserve and keep in full force and effect all rights and franchises (if any) of the Pledgor unless, in the good faith judgment of the Pledgor, the termination or failure to preserve and keep in full force and effect such right or franchise could not, individually or in the aggregate, impair the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral.

Section 3.13. Records; Statements and Schedules. The Pledgor shall keep and maintain, at its own cost and expense, records of the Collateral owned by it, including records of all payments received with respect thereto, and it shall make the same available to the Collateral Agent for inspection at the Pledgor’s chief executive office, at its own cost and expense upon reasonable notice, at any time during normal business hours. The Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request in writing, all in reasonable detail.

Section 3.14. Taxes. The Pledgor shall pay, or cause to be paid, as and when due and prior to delinquency, all Taxes that may at any time be lawfully assessed or levied against or with respect to the Pledgor; provided, however, that (a) the Pledgor need not pay, or cause to be paid, any such Tax if the amount, applicability or validity thereof is contested by the Pledgor on a timely basis in good faith and in appropriate proceedings, and the Pledgor or any of its Affiliates have established adequate reserves therefor in accordance with GAAP on the books of the Pledgor and (b) the Pledgor’s failure to pay, or cause to be paid, any such Tax shall not constitute an Event of Default if the failure to make payment of such Taxes in the aggregate could not reasonably be expected to have a Material Adverse Effect. Any Tax determined to be due pursuant to such proceedings, together with any interest or penalties thereon, shall be paid promptly by the Pledgor after resolution of such contest.

Section 3.15. Notices. The Pledgor shall promptly, upon obtaining Knowledge of (a) any action, suit or proceeding at law or in equity by or before any Governmental Authority, arbitral tribunal or other body pending or threatened against the Pledgor which could reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the Pledgor’s ability to grant the Liens on the Collateral intended to be granted hereby or otherwise perform its material obligations hereunder, (b) the occurrence of any other circumstance, act or condition (including the adoption, amendment or repeal of any Governmental Rule or notice (whether formal or informal, written or oral) of the failure to comply with the terms and conditions of any Governmental Rule) relating to the Pledgor which could reasonably be expected to result in a Material Adverse Effect, a material adverse effect on the security interest of the Collateral Agent in the Collateral or a material adverse effect on the Pledgor’s ability to grant the Liens on the Collateral intended to be granted hereby or otherwise perform its obligations hereunder, or (c) the occurrence of any Event of Default relating solely to the Pledgor, in each case furnish to the Collateral Agent a notice of such event describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a written description of the action that the Pledgor has taken or proposes to take with respect thereto.

Section 3.16. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement, with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

ARTICLE IV

REMEDIES

Section 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, whether or not all of the Secured Obligations shall have become due and payable, in addition to its rights under the Financing Documents:

(a) The Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled at law or in equity in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right).

(b) The Collateral Agent in its sole and absolute discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

(c) The Collateral Agent may sell, lease, assign, grant options with respect to or otherwise dispose of all or part of the Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent shall provide the Pledgor with at least ten days’ prior notice of the time and place of any public or private sale; provided, however, the Collateral Agent shall not be obligated to make a sale of the Collateral regardless of notice of sale having been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.

(d) At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 5, the Collateral Agent may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from the Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor thereof.

(e) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit registration of such Collateral for public sale.

(f) The Pledgor shall bear all costs and expenses of carrying out its obligations hereunder with respect to the foregoing. The Pledgor acknowledges that there is no adequate remedy at law for its failure to comply with the foregoing provisions and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements with respect to the foregoing may be specifically enforced.

Section 4.02. Application of Proceeds of Sale.

(a) The proceeds of any sale of Pledged Stock, and property and assets received or otherwise distributed in respect of, in exchange for or upon the conversion thereof and any proceeds thereof pursuant to this Agreement, shall be applied by the Collateral Agent first, to the payment of the costs and expenses of any such sale, including reasonable and documented out-of-pocket fees and disbursements of the Collateral Agent’s agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances (to the extent such advances are made for the protection of such Collateral or the enforcement of the Collateral Agent’s security interest in such Collateral) made or incurred by the Collateral Agent, second, to meet amounts due and payable under the Credit Agreement and the other Financing Documents (as calculated by the Administrative Agent) as and when the same become payable, in each case, together with interest thereon (as well after as before judgment and payable on demand) at the rate determined in accordance with the Credit Agreement from the date the same become due and payable until the date the same are paid and discharged in full (provided that like interest payable under any of the Financing Documents should not be double counted), third, to whomsoever may be lawfully entitled to receive any surplus.

(b) The Collateral Agent shall have absolute discretion as to the time of application of the proceeds, money or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE V

MISCELLANEOUS

Section 5.01. No Waiver. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Collateral Agent shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

Section 5.02. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the obligations under any of the other Financing Documents, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Financing Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Financing Document or any other agreement or instrument, (c) any exchange, release, amendment or waiver of, or consent to or departure from, any guaranty for all or any of the Secured Obligations, (d) any change, restructuring or termination of the corporate structure or existence of the Pledgor or the Borrower or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement.

Section 5.03. Collateral Agent. Notwithstanding any other provision contained in this Agreement, the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities of the Collateral Agent set forth in the Credit Agreement, as if such rights, powers, immunities and indemnities were specifically set forth herein. The Pledgor hereby acknowledges the appointment of the Collateral Agent pursuant to the Credit Agreement. The rights, privileges, protections and benefits given to the Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in its capacity hereunder, and to each agent, custodian and other Person employed by the Collateral Agent in accordance herewith to act hereunder.

Section 5.04. Collateral Agent’s Fees and Expenses; Indemnification.

(a) The Pledgor shall pay any applicable filing fees and related expenses in connection with any filing made by the Collateral Agent in accordance with Section 2.08.

(b) The Pledgor agrees to pay within 30 days after demand therefor to the Collateral Agent the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable and documented out-of-pocket fees and expenses of its counsel and of any experts, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

(c) Without limiting the foregoing, the Pledgor agrees to pay, and to save the Collateral Agent and its directors, trustees, officers, employees, investment advisors and agents (collectively the “Collateral Agent Indemnitees”) harmless from, and to indemnify them against, (i) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable and documented out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, or arising out of or relating to any Collateral Agent Indemnitees’ relationship with the Pledgor hereunder or under any other Financing Document; provided that such indemnity shall not, as to any Collateral Agent Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable and documented out-of-pocket costs, expenses or disbursements result primarily from the gross negligence or willful misconduct of such Collateral Agent Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction. Any such amounts payable as provided hereunder shall be additional Secured Obligations secured by this Agreement and the other Financing Documents to which the Pledgor is party.

(d) The agreements in this Section 5.04 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Financing Documents.

Section 5.05. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral or any part thereof, or any cash or property held by the Collateral Agent as Collateral under this Agreement, except as contemplated by this Agreement or the other Financing Documents.

Section 5.06. Governing Law. This Agreement, including any claim or controversy arising out of the subject matter hereof, shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.07. Jurisdiction and Venue.

(a) Each of the parties hereto hereby (i) irrevocably and unconditionally submits, for itself and its property, jurisdiction of any state or federal court sitting in New York County, New York in any legal suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and (ii) irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Pledgor at the address specified in Section 5.09 below. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that either party may otherwise have to bring any action or proceeding relating to this Agreement against the other party or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court located in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 5.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. PLEDGOR ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, BENEFITS DERIVED BY IT AS A RESULT OF THE EXTENSIONS OF CREDIT MADE TO THE BORROWER UNDER THE CREDIT AGREEMENT.

Section 5.09. Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered and be deemed to have been given or made in accordance with the Credit Agreement, and if to the Pledgor, at the following address:

Allegheny Energy Transmission, LLC

800 Cabin Hill Drive

Greensburg, PA 15601-1689

Attn: Barry E. Pakenham

Tel: 724-838-6366

Fax: 724-830-5080

with a copy to:

Amanda J. Skov

Tel: 724-838-6166

Fax: 724-838-6177

Section 5.10. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.11. Section Headings. The section and other headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 5.13. Termination.

(a) At such time as the Collateral Agent receives written notice from the Administrative Agent that (i) all of the Secured Obligations (other than any indemnity and similar obligations which expressly survive termination of this Agreement, the Credit Agreement or any other Financing Document and that are not then due and payable) have been paid in full, (ii) all Commitments and other obligations of the Secured Parties under the Financing Documents have terminated and (iii) all Letters of Credit have been cancelled, terminated or cash collateralized in accordance with Section 2.04(j) of the Credit Agreement, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Pledgor shall terminate, and the Collateral shall be released from the pledge and security interests created hereby, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Collateral Agent shall deliver to the Pledgor any Collateral then held by the Collateral Agent hereunder and shall execute and deliver to the Pledgor, but without recourse to or warranty by the Collateral Agent, such UCC termination statements and similar documents prepared by the Pledgor which the Pledgor shall reasonably request to evidence the release of the Collateral from the security constituted hereby. Notwithstanding any provision contained in this Agreement, following any such termination, the Pledgor shall be entitled to file such UCC termination statements and similar documents prepared by the Pledgor as the Pledgor shall reasonably deem necessary or desirable to evidence the release of the Collateral from the security constituted hereby without any further consent of the Collateral Agent or any other Secured Party.

(b) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment, or any part thereof, had not been made.

Section 5.14. Subrogation. Notwithstanding any payment or payments made by the Pledgor or the exercise by the Collateral Agent of any of the remedies provided under this Agreement, the Pledgor shall not have any claim (as defined in 11 U.S.C. § 101(5)) of subrogation to any of the rights of the Collateral Agent against the Borrower, the Collateral or any guaranty held by the Collateral Agent for the satisfaction of any of the Secured Obligations, nor shall the Pledgor have any claims (as defined in 11 U.S.C. § 101(5)) for reimbursement, indemnity, exoneration or contribution from the Borrower in respect of payments made by the Pledgor hereunder. Notwithstanding the foregoing, if any amount shall be paid to the Pledgor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time, such amount shall be held by the Pledgor in trust for the Collateral Agent segregated from other funds of the Pledgor, and shall be turned over to the Collateral Agent in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Collateral Agent if required) to be applied against the Secured Obligations in such amounts and in such order as the Collateral Agent may elect.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their respective authorized officers as of the date first above written.

ALLEGHENY ENERGY TRANSMISSION, LLC,
as Pledgor

By:	/s/ Barry E. Pakenham
Name:	Barry E. Pakenham
Title:	Treasurer

UNION BANK OF CALIFORNIA, N.A., as Collateral Agent

By:	/s/ Luis Perez
Name:	Luis Perez
Title:	Vice President

SCHEDULE 1.01

KNOWLEDGE

Name	Title
Paul J. Evanson	Chairman and Chief Executive Officer
Philip L. Goulding	Vice President
David M. Feinberg	Vice President and Secretary
Barry E. Pakenham	Vice President and Treasurer

Schedule 1.01-1

SCHEDULE 2.02

INITIAL PLEDGED STOCK AND ANY OTHER PLEDGED SECURITIES

Issuer	Certificate Number	Registered Owner	Number and Class of Shares	Percentage of Shares
Trans-Allegheny Interstate Line Company	1	Allegheny Energy Transmission, LLC	1,000 common shares	100%

Schedule 2.02-1

SCHEDULE 3.08

LITIGATION

None.

Schedule 3.08-1